UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2014

ALLIANCE HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Bayview Circle, Suite 400
Newport Beach, CA 92660
(Address of principal executive offices, including zip code)
(949) 242-5300
(Registrant’s telephone number, including area code)
Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01:	Regulation FD Disclosure.
Recent reports have surfaced regarding the possible sale of Alliance HealthCare Services, Inc. (the “Company”). As a matter of course, the Company does not respond to rumors or speculation. There are currently no active plans or processes underway to sell the Company. The Company is focused on executing its stated strategy and building upon its recent success. As a result of the Company’s hospital-centric business model, industry expertise, comprehensive services, and disciplined operational execution, Alliance is confident that its strategy to transform into the outsource partner of choice to hospitals remains on track. The Company continues to expand its offerings to ensure it is optimally positioned to capitalize on growth opportunities and support the growth initiatives of its hospital customers.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE HEALTHCARE SERVICES, INC.
September 8, 2014
	By:	/s/ Richard W. Johns
	Name:	Richard W. Johns
	Title:	Executive Vice President, General Counsel & Secretary